UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2013 (March 18, 2013)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On March 18, 2013, Memorial Production Partners LP (the “Partnership”) issued a press release announcing that the Partnership, through Memorial Production Operating LLC (“Operating”), its wholly-owned subsidiary, entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with operating subsidiaries of Memorial Resource Development LLC (“Memorial Resource”) to acquire all of the outstanding equity interests in WHT Energy Partners LLC (“WHT”), which owns certain oil and natural gas producing properties in East Texas and North Louisiana (the “WHT properties”) for $200 million, subject to customary purchase price adjustments (the “Acquisition”). Operating expects to finance the transaction through borrowings under its revolving credit facility and other external financing sources. A copy of the press release is furnished as Exhibit 99.1 hereto.

The Purchase Agreement contains representations and warranties, covenants and indemnification provisions that are typical for transactions of this nature. The transactions contemplated by the Purchase Agreement are expected to close by the end of March 2013.

The foregoing summary of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Based on unaudited financial information available to the Partnership relating to the WHT properties, the WHT properties generated net production of 21.1 MMcfe/d for the year ended December 31, 2012, as well as total revenue, which includes the effect of cash settlements on commodity derivatives, of $41.7 million for that period. In addition, based on that unaudited financial information, the WHT properties incurred lease operating expenses of $8.5 million, production and ad valorem taxes of $2.5 million, and general and administrative costs of $2.4 million for the year ended December 31, 2012. The reserve report relating to the WHT properties prepared by Netherland, Sewell & Associates, Inc. is filed as Exhibit 99.2 hereto.

Relationships

Memorial Resource controls Tanos Energy, LLC and WildHorse Resources, LLC, which collectively own the outstanding equity interests in WHT to be acquired in the Acquisition. Because this is a related party transaction, the conflicts committee of the board of directors of Memorial Production Partners GP LLC, the general partner of the Partnership (the “General Partner”), reviewed the Acquisition and the terms of the related transactions and agreements, engaged and consulted with independent financial and legal advisors with respect thereto, and granted “special approval” with respect to the Purchase Agreement and the Acquisition pursuant to our limited partnership agreement. Based upon that approval, and upon the recommendation of the conflicts committee, the board of directors of the General Partner approved the Acquisition.

Memorial Resource owns all of the voting interests in the General Partner, and affiliates of Memorial Resource own non-voting membership interests in the General Partner that entitle them collectively to 50% of all cash distributions and common units received by the General Partner in respect of the Partnership’s incentive distribution rights. Memorial Resource also owns 7,061,294 common units and 5,360,912 subordinated units representing limited partner interests in the Partnership representing an approximate aggregate 36% limited partner interest in the Partnership, based on the number of common units outstanding as of March 15, 2013. The General Partner owns a 0.1% general partner interest in the Partnership and all of the Partnership’s incentive distribution rights, which entitle the General Partner to specified increasing percentages of cash distributions as the Partnership’s per-unit cash distributions increase. In addition, all of the executive officers of the General Partner hold similar positions with Memorial Resource, and many of the directors of the General Partner own economic interests, investments and other economic incentives in affiliates of Memorial Resource. All of our non-independent directors also have indirect economic interests in the Natural Gas Partners funds that own Memorial Resource, which interest entitle them to a portion of the profits generated by those funds in excess of certain return thresholds.

Item 7.01. Regulation FD Disclosure.

On March 18, 2013, the Partnership issued a press release announcing, among other things, the Acquisition and updates to the Partnership’s hedge portfolio and 2013 guidance. A copy of the press release is furnished as Exhibit 99.1 hereto.

The Partnership has posted on its website, as of March 18, 2013, an update to its hedging overview presentation. The updated hedging presentation includes hedging transactions with regards to the years 2013 through 2018. The presentation entitled “Commodity and Interest Rate Hedging Overview,” dated March 18, 2013, may be accessed by going to www.memorialpp.com, selecting Investor Relations, then selecting Events and Presentations.

The information in Item 7.01 of this Current Report on Form 8-K is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On March 18, 2013, the Partnership announced updates to its capital spending program and operations.

The Partnership’s capital spending program in 2013 is expected to be approximately $77 to $87 million, after giving effect to the assumed capital expenditures relating to the WHT properties. The Partnership anticipates spending approximately 65% in East Texas / North Louisiana, 32% in California and 3% in South Texas, primarily on drilling, recompletions and capital workovers. The Partnership anticipates spending capital on 14 or more horizontal Cotton Valley new drills in various fields in East Texas and North Louisiana. The Partnership also anticipates spending capital to upgrade its California facilities and drill six additional operated wells from the Beta platforms. The Partnership expects the balance of its capital budget will primarily be spent on recompletions and capital workovers in its South and East Texas areas.

The Partnership’s capital plans for 2013 in California include drilling and completing six operated wells from the Beta platforms and a number of facility upgrades, including the installation of an offshore power cable that will result in reduced operating costs and air emissions. The Partnership closed the Beta acquisition and took over operations in December 2012 with production averaging approximately 3,909 gross (1,548 net) barrels per day for the month. In January 2013, the Partnership temporarily shut in the Eureka platform for 26 days to allow for maintenance and inspection services on segments of the Eureka and Elly platform piping systems. During this downtime, the Partnership was able to accelerate several maintenance and inspection projects that were previously scheduled for this summer, including production vessel clean outs and the smart pigging of the inter-platform flow lines. The production impact of the shut-in was approximately 72 MBbls gross (28 MBbls net). Eureka was returned to production on February 1, 2013. Production volumes for the six weeks since February 1, 2013 have been in-line with previous daily volumes, averaging 3,885 gross (1,538 net) barrels per day.

This Current Report on Form 8-K contains certain “forward-looking statements.” All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Partnership’s other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could cause actual results to differ. The Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated as of March 18, 2013, among Memorial Resource Development LLC, Tanos Energy, LLC, WildHorse Resources, LLC and Memorial Production Operating LLC

23.1	Consent of Netherland, Sewell & Associates, Inc.

99.1	Press release dated March 18, 2013

99.2	Report of Netherland, Sewell & Associates, Inc.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: March 19, 2013	By:	/s/ Kyle N. Roane
Kyle N. Roane
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated as of March 18, 2013, among Memorial Resource Development LLC, Tanos Energy, LLC, WildHorse Resources, LLC and Memorial Production Operating LLC

23.1	Consent of Netherland, Sewell & Associates, Inc.

99.1	Press release dated March 18, 2013

99.2	Report of Netherland, Sewell & Associates, Inc.

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.